Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement (No. 333-185690) of Arno Therapeutics, Inc. on Form S-1 of our report dated April 1, 2013, on the financial statements of Arno Therapeutics, Inc. Our report dated April 1, 2013, on the financial statements of Arno Therapeutics, Inc. includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York

April 11, 2013